EXHIBIT 10.2
FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
     This First Amendment to Executive Employment Agreement (this “Amendment”) is made and entered into as of May 25, 2007, by and among Swift Foods Company, a Delaware corporation (the “Company”), Swift & Company, a Delaware corporation (“S&C”), and Sam Rovit (the “Executive”).
     WHEREAS, the Company, S&C and the Executive are parties to that certain Executive Employment Agreement dated May 26, 2005 (the “Agreement”); and
     WHEREAS, the parties hereto desire to amend the Agreement to the extent set forth in this Amendment.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Retention Bonus. The Agreement is hereby amended to add a Section 13 to the Agreement which shall read in its entirety as follows:
“13. Retention Bonus. Reference is made to the Swift & Company Executive Retention Bonus Plan adopted as of May 25, 2007 (the “Plan”). All capitalized terms used in this Section 13 but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Plan. Executive is not a Participant in the Plan. Executive shall be entitled to receive a Retention Bonus, as if Executive were a participant in the Plan, in accordance with, and subject to, all of the terms and provisions of the Plan. Executive’s Retention Bonus shall be not less than $1,522,500. Executive shall not be entitled to receive any of the Severance Benefits that a Participant is entitled to receive under the Plan; provided, however, that this Section 13 shall not diminish any payments or benefits that Executive is otherwise entitled to receive under this Agreement. The Retention Bonus shall be in addition to any payments or benefits that Executive is otherwise entitled to receive under this Agreement. In determining whether, and when, the Retention Bonus is payable to Executive, the definitions of “Cause,” “Good Reason,” and “Disability” used in this Agreement shall be utilized in lieu of those terms as defined in the Plan.”
     2. Amendments. This Amendment shall not be amended except in a writing signed by the parties hereto.
     3. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

     4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.
     5. Entire Agreement. Except as amended by this Amendment, the Agreement shall remain in full force and effect, and the Agreement and this Amendment shall constitute the complete understanding and agreement among the parties with respect to the subject matter of the Agreement and this Amendment.
[Signature Page Follows]

     The undersigned parties have executed this First Amendment to Executive Employment Agreement as of the date first set forth above.

EXECUTIVE
/s/ Sam Rovit
Sam Rovit

SWIFT FOODS COMPANY
By:	/s/ William G. Trupkiewicz
Name:	William G. Trupkiewicz
Title:	SVP – Corporate Controller

SWIFT & COMPANY
By:	/s/ William G. Trupkiewicz
Name:	William G. Trupkiewicz
Title:	SVP – Corporate Controller

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